Exhibit 99.1

Anaplan Announces Fourth Quarter and Full

Fiscal Year 2020 Financial Results

•	Fourth Quarter Subscription Revenue up 50% Year-Over-Year

•	Remaining Performance Obligation of $656 million, up 49% Year-Over-Year

•	Dollar-Based Net Expansion of 122%

SAN FRANCISCO, February 27, 2020 — Anaplan, Inc. (NYSE:PLAN), a pioneer in Connected Planning, today announced financial results for its fourth quarter and full fiscal year ended January 31, 2020.

“We had an outstanding fiscal year and continue to see incredible growth opportunities with growing demand for our platform,” said Frank Calderoni, chief executive officer at Anaplan. “Our customers are looking for ways to manage and respond to the rapid pace of change and uncertainty and our platform is becoming the obvious choice for enterprise-wide planning. We continue to see a massive opportunity and continued momentum for the coming year.”

Fourth Quarter Fiscal 2020 Financial Results

•	Total revenue was $98.2 million, an increase of 42% year-over-year. Subscription revenue was $89.5 million, an increase of 50% year-over-year.

•

GAAP operating loss was $37.6 million or 38.3% of total revenue, compared to $32.7 million in the fourth quarter of fiscal 2019 or 47.2% of total revenue. Non-GAAP operating loss was $11.0 million, or 11.2% of total revenue, compared to $15.9 million in the fourth quarter of fiscal 2019, or 22.9% of total revenue.

•	GAAP loss per share was $0.27, compared to $0.27 in the fourth quarter of fiscal 2019. Non-GAAP loss per share was $0.07, compared to $0.13 in the fourth quarter of fiscal 2019.

•	Cash and Cash Equivalents were $309.9 million as of January 31, 2020.

Full Year Fiscal 2020 Financial Results

•	Total revenue was $348.0 million, an increase of 45% year-over-year. Subscription revenue was $307.9 million, an increase of 48% year-over-year.

•

GAAP operating loss was $148.4 million or 42.7% of total revenue, compared to $128.3 million in fiscal 2019 or 53.3% of total revenue. Non-GAAP operating loss was $56.5 million, or 16.2% of total revenue, compared to $74.4 million in fiscal 2019, or 30.9% of total revenue.

•	GAAP loss per share was $1.15, compared to $2.46 in fiscal 2019. Non-GAAP loss per share was $0.44, compared to $0.73 in fiscal 2019.

Financial Outlook

The company is providing the following guidance for its first quarter fiscal 2021:

•	Total revenue is expected to be between $102 and $103 million.

•	Non-GAAP operating margin is expected to be between negative 17.5% and 18.5%.

The company is updating its previous guidance provided on November 21, 2019 for full year fiscal 2021:

•	Total revenue is expected to be between $463 and $467 million (was between $455 and $460 million).

•	Non-GAAP operating margin is expected to be between negative 12.5% and 13.5%.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures used in this press release, definitions of our operating metrics and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, costs and expenses, including the impact of stock-based compensation, which is dependent on factors such as future stock price and volume of equity awards granted in the future, that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.

Chief Growth Officer Transition

Mark Anderson, Chief Growth Officer, plans to step back and will no longer be an employee with Anaplan as he would like to spend more time with his family. He will help ensure a smooth transition by continuing to advise the company. We have no plans to backfill this position.

“My decision to step back from my full-time role was difficult, but at this stage in my life, I want to focus on my philanthropic endeavors and my family. I feel very honored to have worked with Anaplan as one of the fastest growing companies, and I have full confidence in this leadership team. I am grateful for the time I had in my role at Anaplan, and am truly excited for the go-to-market team and the evolution of our approach to customers that we facilitated. The foundation for long-term sustained success has never been stronger. In my new capacity, I’ll remain fully committed to ensure a smooth transition.” stated Mark Anderson.

“On behalf of Anaplan and the Board, I want to thank him for his contributions to the company, which have been instrumental in helping establish an evolved Go-To-Market strategy. We are pleased he will continue to serve as an advisor to me,” said Frank Calderoni, Chief Executive Officer. “We wish Mark all the best with his family, and we appreciate his commitment during this transition period.”

Recent Highlights

•	Anaplan introduced AI-powered Predictive Sales Planning Capabilities and Intelligent Forecasting

•	Anaplan recognized as a Leader in 2020 Gartner Magic Quadrant for Sales Performance Management for fourth consecutive year.

•	Anaplan appointed Yvonne Wassenaar to its Board of Directors

Webcast and Conference Call Information

Anaplan will host a conference call for investors on February 27, 2020 at 5:30 a.m. Pacific Time and 8:30 a.m. Eastern Time to share the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investors.anaplan.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (877) 823-8690 or, for international callers, (647) 689-4061 with conference ID 5386015. An audio replay will be available shortly after the call and can be accessed by dialing (800) 585-8367 or, for international callers (416) 621-4642. The passcode for the replay is 5386015.

About Anaplan

Anaplan, Inc. (NYSE: PLAN) is pioneering the category of Connected Planning. Our platform, powered by our proprietary Hyperblock® technology, purpose-built for Connected Planning, enables dynamic, collaborative, and intelligent planning. Large global enterprises use our solution to connect people, data, and plans to enable real-time planning and decision-making in rapidly changing business environments to give our customers a competitive advantage. Based in San Francisco, we have over 20 offices globally, 175 partners, and more than 1,400 customers worldwide. To learn more, visit anaplan.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including all statements other than statements of historical fact contained in this press release and, in particular, estimates regarding the value of the company’s platform to its customers, the quotations from management, financial outlook and earnings guidance, statements regarding growth and momentum, statements about the company’s plans, strategies and prospects, estimates of enterprise cloud-market growth, statements regarding market demand, market opportunity, competitive position including of the company’s platform as compared to the offerings of competitors, and market and/or customer perception and adoption of the company’s platform, current expectations and projections about future growth rate and momentum, events and trends that we believe may affect our financial condition, results of operations, short- and long-term business operations and objectives, and financial needs. These statements identify prospective information and may include words such as “expects,” “intends,” “continue,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “should,” “may,” “will,” or the negative version of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control and may pose a risk to the company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: we have a limited history of operating at our current scale and under our current strategy, which makes it difficult to predict our future operating results, and we may not achieve our expected operating results in the future; we have a history of net losses, we anticipate increasing our operating expenses in the future, and we do not expect to be profitable for the foreseeable future; our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business; because we derive substantially all of our revenue from a single software platform, failure of Connected Planning solutions in general and/or our platform in particular to satisfy customer demands, customer digital transformation efforts or to achieve increased market acceptance would adversely affect our business, results of operations, financial condition, and growth prospects; economic uncertainty in the broader financial markets may result in our customers scaling back their digital transformation efforts which may adversely impact our business and financial condition; if we are unable to attract new customers, both domestically and internationally, the growth of our revenue will be adversely affected and our business may be harmed; our business depends substantially on our customers renewing their subscriptions and expanding their use of our platform and failure to achieve renewals and expansions may result in a material adverse effect on our business operations and financial condition; the markets in which we participate are intensely competitive, and if we do not compete effectively, our business and operating results could be adversely affected; if we experience a security incident, our platform may be perceived as not being secure, our reputation may be harmed, customers may reduce the use of or stop using our platform, we may incur significant liabilities, and our business could be materially adversely affected; real or perceived errors, failures, bugs, service outages, or disruptions in our platform could adversely affect our reputation and harm our business; we have experienced rapid growth in recent periods and expect to continue to invest in our growth for the foreseeable future, and if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service, or adequately address competitive challenges; we could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand; our global operations and sales to customers outside the United States or with international operations subject us to risks inherent in international operations that can harm our business, results of operations, and financial condition; the uncertainty in and volatility of the broader stock market generally or the stock price of our common stock specifically may result in stockholders not being able to resell their shares at or above the price at which they purchased shares; and we may engage in acquisitions and strategic transactions that do not yield the expected results. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its quarterly report on Form 10-Q filed with the SEC on December 9, 2019, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents the company may file with or furnish to the SEC from time to time. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and the company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made. The information contained in, or that can be accessed through, Anaplan’s website and social media channels are not part of this press release.

Investor Contact:

Edelita Tichepco

investors@anaplan.com

Media Contact:

Caitlin Tridle

press@anaplan.com

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(In thousands, except per share amounts)	2020	2019	2020	2019
Revenue:
Subscription revenue	$89,512	$59,700	$307,890	$208,605
Professional services revenue	8,730	9,550	40,132	32,037

Total revenue	98,242	69,250	348,022	240,642
Cost of revenue:
Cost of subscription revenue (1)	15,054	10,585	51,460	36,500
Cost of professional services revenue (1)	9,155	9,577	39,317	30,898

Total cost of revenue	24,209	20,162	90,777	67,398
Gross profit	74,033	49,088	257,245	173,244
Operating expenses:
Research and development (1)	20,433	12,942	68,396	48,998
Sales and marketing (1)	69,499	49,861	250,430	176,323
General and administrative (1)	21,694	18,968	86,852	76,186

Total operating expenses	111,626	81,771	405,678	301,507

Loss from operations	(37,593)	(32,683)	(148,433)	(128,263)
Interest income, net	708	1,482	4,478	1,921
Other income (expense), net	1,287	(223)	(809)	(1,465)

Loss before income taxes	(35,598)	(31,424)	(144,764)	(127,807)
Provision for income taxes	(1,085)	(1,132)	(4,453)	(3,209)

Net loss	$(36,683)	$(32,556)	$(149,217)	$(131,016)

Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.27)	$(1.15)	$(2.46)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	134,415	119,076	129,799	53,328

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$730	$462	$2,547	$831
Cost of professional services revenue	622	473	2,199	851
Research and development	3,488	1,719	10,608	3,826
Sales and marketing	10,700	6,606	34,428	15,475
General and administrative	7,192	6,663	30,264	31,823

Total stock-based compensation expense	$22,732	$15,923	$80,046	$52,806

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	January 31, 2020	January 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$309,894	$326,863
Accounts receivable, net	109,217	92,597
Deferred commissions, current portion	25,990	15,827
Prepaid expenses and other current assets	17,814	13,377

Total current assets	462,915	448,664
Property and equipment, net	48,639	43,340
Deferred commissions, net of current portion	57,947	35,063
Goodwill	32,379	—
Operating lease right-of-use asset	37,875	—
Other noncurrent assets	10,052	1,702

TOTAL ASSETS	$649,807	$528,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,331	$6,182
Accrued expenses	79,024	52,570
Deferred revenue, current portion	216,059	149,611
Operating lease liabilities, current portion	7,278	—

Total current liabilities	307,692	208,363
Deferred revenue, net of current portion	4,149	1,232
Operating lease liabilities, net of current portion	34,017	—
Other noncurrent liabilities	12,268	11,696

TOTAL LIABILITIES	358,126	221,291

Stockholders’ equity:
Common stock	13	12
Accumulated other comprehensive loss	(4,326)	(3,036)
Additional paid-in capital	788,447	653,738
Accumulated deficit	(492,453)	(343,236)

TOTAL STOCKHOLDERS’ EQUITY	291,681	307,478

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$649,807	$528,769

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended January 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(149,217)	$(131,016)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,341	12,937
Amortization of deferred commissions	20,508	11,709
Stock-based compensation	80,046	52,806
Reduction of operating lease right-of-use assets and accretion of operating lease liabilities	10,748	—
Loss on disposal of property and equipment	597	582
Changes in operating assets and liabilities:
Accounts receivable, net	(15,833)	(28,542)
Prepaid expenses and other current assets	(4,266)	(1,439)
Other noncurrent assets	(1,419)	702
Deferred commissions	(53,978)	(32,813)
Accounts payable and accrued expenses	19,550	15,544
Deferred revenue	67,478	52,604
Payments for operating lease liabilities	(10,435)	—
Other noncurrent liabilities	1,475	1,073

Net cash used in operating activities	(14,405)	(45,853)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,991)	(15,122)
Capitalized internal-use software	(11,023)	(7,397)
Business combinations, net of acquired cash	(33,492)	—

Net cash used in investing activities	(48,506)	(22,519)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	281,813
Proceeds from issuance of common stock in private placement	—	20,000
Proceeds from exercise of stock options	21,859	6,209
Proceeds from repayment of promissory notes	11,526	1,914
Proceeds from employee stock purchase plan	18,565	—
Payment of exercise of warrants	—	37
Taxes paid related to net share settlement of equity awards	—	(28,422)
Principal payments on capital lease obligations	(5,444)	(1,628)

Net cash provided by financing activities	46,506	279,923
Effect of exchange rate changes on cash and cash equivalents	(564)	(1,714)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(16,969)	209,837
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	326,863	117,026

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$309,894	$326,863

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(In thousands, except percentages and per share amounts)	2020	2019	2020	2019
Revenue	$98,242	$69,250	$348,022	$240,642
GAAP operating loss	$(37,593)	$(32,683)	$(148,433)	$(128,263)
Stock-based compensation	22,732	15,923	80,046	52,806
Employer payroll tax expense related to employee stock plans	2,206	834	8,638	834
Business combination and other related cost	1,330	—	2,720	—
Amortization of acquired intangibles	335	53	482	212

Non-GAAP operating loss	$(10,990)	$(15,873)	$(56,547)	$(74,411)

GAAP operating margin %	-38.3%	-47.2%	-42.7%	-53.3%
Stock-based compensation %	23.1%	23.0%	23.0%	21.9%
Employer payroll tax expense related to employee stock plans %	2.2%	1.2%	2.5%	0.3%
Business combination and other related cost %	1.4%	0.0%	0.8%	0.0%
Amortization of acquired intangibles %	0.4%	0.1%	0.2%	0.2%

Non-GAAP operating margin %	-11.2%	-22.9%	-16.2%	-30.9%

GAAP net loss	$(36,683)	$(32,556)	$(149,217)	$(131,016)
Stock-based compensation	22,732	15,923	80,046	52,806
Employer payroll tax expense related to employee stock plans	2,206	834	8,638	834
Business combination and other related cost	1,330	—	2,720	—
Amortization of acquired intangibles	335	53	482	212

Non-GAAP net loss	$(10,080)	$(15,746)	$(57,331)	$(77,164)

GAAP net loss per share, basic and diluted	$(0.27)	$(0.27)	$(1.15)	$(2.46)
Stock-based compensation	0.17	0.13	0.62	0.99
Employer payroll tax expense related to employee stock plans	0.02	0.01	0.07	0.02
Business combination and other related cost	0.01	—	0.02	—
Amortization of acquired intangibles	—	—	—	—
Impact of difference in number of GAAP and non-GAAP shares	—	—	—	0.72

Non-GAAP net loss per share	$(0.07)	$(0.13)	$(0.44)	$(0.73)

Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	134,415	119,076	129,799	53,328
Weighted average effect of the assumed conversion of convertible preferred stock from the date of issuance	—	—	—	51,020
Weighted average effect of the assumed vesting of restricted stock unit from the date of issuance	—	—	—	1,132

Shares used to compute Non-GAAP net loss per share	134,415	119,076	129,799	105,480

GAAP net cash used in operating activities	$(1,571)	$(15,938)	$(14,405)	$(45,853)
Purchase of property and equipment	(1,536)	(1,577)	(3,991)	(15,122)
Capitalized internal-use software	(3,002)	(2,033)	(11,023)	(7,397)

Non-GAAP free cash flow	$(6,109)	$(19,548)	$(29,419)	$(68,372)

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The non-GAAP financial information is presented for supplemental informational purposes only, and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The non-GAAP measures presented here may be different from similarly-titled non-GAAP measures used by other companies.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures, when viewed collectively with the GAAP measures, may be helpful to investors because they provide consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Please see the reconciliation tables in this release for the reconciliation of GAAP and non-GAAP results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax expense related to employee stock plans. We exclude employer payroll tax expense related to employee stock plans, which is a cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Business combinations and related cost. We exclude transaction, integration, and retention expenses that are directly related to business combinations from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance.

Free cash flow. We include purchase of property and equipment and capitalization of internal-use software in certain of our non-GAAP financial measures, such as free cash flow. Our management reviews cash flows generated from operations after taking into consideration capital expenditures such as purchase of property and equipment and internal-use software as these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

Annual recurring revenue (ARR) is calculated as subscription revenue already booked and in backlog that will be recorded over the next 12 months, assuming any contract expiring in those 12 months is renewed and continues on its existing terms and at its prevailing rate of utilization.

Dollar-based Net Expansion Rate is calculated as the ARR at the end of a period for the base set of customers from which we had ARR in the year prior to the calculation, divided by the ARR one year prior to the date of calculation for that same customer base.